UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 5, 2020

NMI Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36174	45-4914248
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2100 Powell Street, 12th Floor, Emeryville, CA
(Address of Principal Executive Offices)
94608
(Zip Code)
(855) 530-6642
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01	NMIH	Nasdaq
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition
On November 5, 2020, NMI Holdings, Inc. (the "Company" or "NMIH") issued a press release announcing its financial results for the quarter ended September 30, 2020. A copy of the press release is furnished as Exhibit 99.1 to this report.
The information included in, or furnished with, this Item 2.02, including Exhibit 99.1, has been "furnished" and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor shall it be deemed incorporated by reference in any filing or other document under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing or document.
Item 7.01    Regulation FD
Operating Statistics
On November 5, 2020, the Company reported selected operating statistics for the month of October 2020. At October 31, 2020, the Company reported 13,108 loans in default and a default ratio of 3.41%.

	Default Activity as of:
	3/31/2020	6/30/2020	7/31/2020	8/31/2020	9/30/2020	10/31/2020
Number of loans in default (1)	1,449	10,816	14,175	14,236	13,765	13,108
Default rate (2)	0.38%	2.90%	3.78%	3.76%	3.60%	3.41%

	New Insurance Written During:
	Quarter Ended 3/31/2020	Quarter Ended 6/30/2020	Month Ended 7/31/2020	Month Ended 8/31/2020	Month Ended 9/30/2020	Month Ended 10/31/2020
Weighted average composition
FICO	757	762	763	764	764	764
Loan-to-value (LTV)	91.3%	90.7%	90.9%	90.6%	90.7%	90.6%
Debt-to-income (DTI)	34.4%	33.3%	33.0%	33.0%	32.6%	32.7%

In-focus risk segments
95.01-97.0% LTV	6.4%	4.2%	2.5%	2.3%	4.6%	7.7%
<680 FICO	1.9%	1.0%	0.7%	0.7%	0.7%	0.9%
>45% DTI	10.3%	7.0%	4.8%	5.0%	4.9%	5.5%
Layered risk (3)	0.2%	0.1%	0.1%	0.0%	0.1%	0.1%
(1)    Loans are considered to be in default as of the payment date at which a borrower has missed the preceding two or more consecutive monthly payments
(2)    Default ratio is calculated as total loans in default divided by total policies in force
(3)    Layered risk includes loans with more than one in-focus risk factor

The information concerning the Company's default inventory is compiled from reports received from loan servicers and can be influenced by, among other things, the date on which a servicer generates its report, the number of business days in a month, and transfers of servicing rights between loan servicers. While our total default population declined from September 30, 2020 to October 31, 2020, our default population may increase going forward if additional borrowers face challenges related to the COVID-19 outbreak and choose to access the forbearance program for federally backed loans codified under the CARES Act or other programs made available by private lenders.
Forward-Looking Statements
This report may contain statements that are deemed to be forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act”), and the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements about future, not past, events and involve certain important risks and uncertainties, any of which could cause our actual results to differ materially from those expressed in our forward-looking statements. Any or all of our forward–looking statements in this press release may turn out to be inaccurate. More information about the risks, uncertainties and assumptions affecting the company can be found in the risk factors and forward-looking statements cautionary language contained in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 and in other filings we make with the Securities and Exchange Commission. We have based any forward–looking statements on our current expectations and projections about future events and trends that we believe may affect our financial condition, operating results, business strategy and financial needs. All forward–looking statements are necessarily only estimates and actual events may differ materially from our current expectations. You are, therefore, cautioned not to place undue reliance on such statements. We do not undertake, and specifically disclaim, any obligation to revise any forward-looking statements to reflect the occurrence of future events or circumstances.
Item 9.01.    Financial Statements and Exhibits
(d) Exhibits.
Exhibit No.    Description
99.1    NMI Holdings, Inc. Press Release Dates November 5, 2020
104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NMI Holdings, Inc.
(Registrant)

Date: November 5, 2020	By:	/s/ Nicole C. Sanchez
Nicole C. Sanchez
VP, Associate General Counsel

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